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                                                                     EXHIBIT 5.1

                                           July 23, 1999

Hudson Hotels Corporation
300 Bausch & Lomb Place
Rochester, NY  14604

         Re:      Registration Statement on Form S-8
                  for the Hudson Hotels Corporation
                  1998 Long-Term Incentive Compensation Plan

Ladies and Gentlemen:

We have acted as counsel to Hudson Hotels Corporation, a New York corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended, of 31,740 shares (the "Shares") of the Registrant's common stock, $.001 par value per share, issuable under the Hudson Hotels Corporation 1998 Retirement and Savings Plan Plan (the "Plan"). The Shares are being registered pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about July 23, 1999 (the "Registration Statement").

         We have examined the Certificate of Incorporation and By-Laws of the Registrant and all amendments thereto and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, or resolutions adopted at meetings, of the directors of the Registrant and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing, we are of the opinion that the Registrant has duly authorized for issuance the Shares, and the Shares, if and when issued in accordance with the terms of the Plan, will be legally issued, fully-paid and nonassessable, assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                                Very truly yours,

                                              BOYLAN, BROWN, CODE,
                                          FOWLER, VIGDOR & WILSON, LLP


                                      By: /s/ Alan S. Lockwood
                                         __________________________________


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